Filed with the Securities and Exchange Commission on September 30, 1996
                                               Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                           ...........................

        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ...........................

                                    DCX, INC.
             (Exact name of registrant as specified in its charter)

               Colorado                                      84-0868815
   --------------------------------                     ---------------------
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                    Identification Number)

                          DCX 1995 Stock Incentive Plan
                           DCX 1991 Stock Option Plan
                            (Full title of the plans)

    3002 North State Highway 83, Franktown, Colorado 80016-0659 (303)688-6070
    --------------------------------------------------------------------------
              (Address, including zip code, and telephone number,
                  including area code, of registrant's office)


                          Jeanne M. Anderson, President
    3002 North State Highway 83, Franktown, Colorado 80016-0659 (303)688-6070
    -------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
             Timothy J. O'Connor, Esq., O'Connor & Associates, P.C.
         7730 E. Belleview Avenue, Suite 102, Englewood, Colorado 80111
                            Telephone (303)741-6100


                                          CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum         Proposed maximum
Title of securities to        Amount to be          offering price per       aggregate offering           Amount of
     be registered             registered                share (1)                price (1)         registration fee (1)
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock
(no par value) (2)           400,000 shares                $2.85                 $1,140,000                 $394
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock
(no par value) (3)           300,000 shares                $2.85                 $  855,000                 $295
- ---------------------------------------------------------------------------------------------------------------------------
Total                                                                                                       $689
- ---------------------------------------------------------------------------------------------------------------------------
(1)    Pursuant to Rule 457(c),  the maximum offering price was calculated based upon  the  average  of the bid and ask  prices  of the  common  stock  as reported on the NASDAQ SmallCap market on September 25, 1996.
(2)    Shares issuable under the DCX 1995 Stock Incentive Plan.
(3)    Shares issuable under the DCX 1991 Stock Option Plan.
===========================================================================================================================




                                                       1


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.   See Item 2.
         -----------------

Item 2.  Registrant Information and Employee Plan Annual Information.
         ------------------------------------------------------------

     The document(s)  containing the  information  specified in Items 1 and 2 of
Part I of Form S-8 will be sent or given to participants in the DCX 1995 Stock Incentive Plan (the "1995 Plan") and the DCX 1991 Stock Option Plan ("1991 Plan"), respectively, in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission in compliance with the Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13 (c), 14 and 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") , prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

          (a) The Registrant's annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act for the fiscal year ended September 30, 1995.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (a) above.

          (c) The description of the Common Stock of the Company that is contained in the Registration Statement filed by the Company under the Securities and Exchange Act of 1934 including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Article VII of the Articles of incorporation of the Company provides as follows:

     "The Corporation shall indemnify any and all of its directors, officers, employees, authorized agents or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them to the fullest extent permitted under Colorado Corporate Code, in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law agreement, vote of shareholders or otherwise.

     In addition no officer, director, employee or authorized agent shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such officer or director was personally involved in the situation giving rise to the litigation or unless such officer or director committed a criminal offense. The protection afforded hereby shall not restrict other common law protection and rights that an officer or director may have. This Article shall not restrict the Corporation's right to eliminate or limit the personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, and the personal liability of directors to the Corporation and to its shareholders for monetary damages shall be eliminated or limited, to the full extent permitted by the Colorado Corporation Code, except for monetary damages for: Any breach of the director's duty of loyalty to the Corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in Section 7-5-114 of the Colorado Corporation Code; or any transaction from which the director derived an improper personal benefit. Nor shall the liability of a director of the Corporation be eliminated or limited to the Corporation or to its shareholders for monetary damages for any act or omission occurring prior to the effective date of this Article."

     Article VI of the Bylaws of the Company provides as follows:

     "Each Director and Officer of this Corporation, and each person who shall serve at its request as a Director or Officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor, whether or not then in office, and his personal representatives, shall be indemnified by the Corporation against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been such Director or Officer, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such costs and expenses shall include amounts reasonably paid in settlement for the purpose of curtailing the costs of litigation, but only if the Corporation is advised in writing by its counsel that in his opinion the person indemnified did not commit such negligence or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law or by agreement."

Item 7.  Exemption from Registration Claimed
         ------------------------------------

         Not applicable.

Item 8.       Exhibits

Exhibit       Description

(4)(a)(1)     DCX 1995 Stock Incentive Plan

(4)(a)(2)     DCX 1991 Stock Option Plan

(5) Opinion of O'Connor & Associates, P.C. relating to the original issuance of common stock pursuant to the DCX 1995 Stock Incentive Plan and the DCX 1991 Stock Option Plan

(24.1) Consent of O'Connor & Associates, P.C. included in the opinion filed as Exhibit (5) hereto

(24.2)        Consent of BDO Seidman, independent certified public accountants

(24.3) Consent of Wenner, Silvestain & Company, independent certified public accountants

Item 9.  Undertakings
         ------------

     (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information with respect to the plan of distribution;

          (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franktown and the State of Colorado, on the 30th day of September, 1996.

                                         DCX, INC.


                                         By: /s/ Jeanne M. Anderson
                                            ------------------------------------
                                         Jeanne M. Anderson
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                          Date
     ---------                     -----                          ----

                                President, Principal        September 30, 1996
/s/ Jeanne M. Anderson          Executive Officer and
- ------------------------        Director
Jeanne M. Anderson
                                                            September 30, 1996
/s/ John G. Anderson            Chairman of the Board
- ------------------------
John G. Anderson
                                Principal Financial and     September 30, 1996
/s/ Frederick G. Beisser        Accounting Officer,
- -------------------------       Secretary, Treasurer and
Frederick G. Beisser            Director

                                                            September __, 1996
- -------------------------       Director
Stephen Carreker
                                                            September 30, 1996
/s/ D. Scott McReynolds         Director
- -------------------------
D. Scott McReynolds

  As filed with the Securities and Exchange Commission on September 30, 1996.
                                                   Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


                                    EXHIBITS

                                ---------------

                                    DCX, Inc.


                                ---------------

                                    FORM S-8




                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ---------------

                                  EXHIBIT INDEX

Exhibit
Number         Description

(4)(a)(1)      DCX 1995 Stock Incentive Plan

(4)(a)(2)      DCX 1991 Stock Option Plan

(5) Opinion of O'Connor & Associates, P.C. relating to the issuance of shares of securities pursuant to the DCX 1995 Stock Incentive Plan and the DCX 1991 Stock Option Plan

(24.1) Consent of O'Connor & Associates, P.C. included in the opinion filed as Exhibit (5) hereto

(24.2)         Consent of BDO Seidman, independent certified public accountants

(24.3) Consent of Wenner, Silvestain & Company, independent certified public accountants






===============================================================================